EXHIBIT 10.4

CHANGE IN TERMS AGREEMENT	Nexity Bank 3500 Blue Lake Drive, Suite 330 Birmingham, Alabama 35243 (877)738-6391

LINE OF CREDIT LIMIT	CURRENT LINE OF CREDIT BALANCE	ORIGINAL AGREEMENT DATE	AGREEMENT CHANGE DATE

$750,000.00	$311,075.19	February 6, 2007	September 18, 2007

DESCRIPTION OF THE EXISTING DEBT (“Credit Line”)
Promissory Note in the amount of $400,000.00 dated February 6, 2007
BORROWER INFORMATION
HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank
4405 Mundy Mill Road
Oakwood, GA 30566
BORROWER The term “Borrower” means each party identified above.
LENDER The term “Lender” means Nexity Bank whose address is 3500 Blue Lake Drive, Suite 330, Birmingham, Alabama 35243, its successors and assigns.
TERMS AND PROVISIONS In consideration of the promises contained in this Agreement and in the instruments evidencing the Credit Line, and of other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, Borrower agrees to the following provisions:
1.	The instrument evidencing the Credit Line is modified and supplemented as follows:

To increase loan #3000003378 by an additional $350,000.00. Two guarantors; Gary H. Anderson & Bryan House will be released from the line. The maturity date will be extended to June 6, 2008.
2.	Ratification and Continued Validity. Except for the terms expressly modified by this Agreement, by signing this Agreement, Borrower acknowledges that Borrower is still bound by the terms of the instruments arid prior modifications, extensions, and supplements evidencing the Credit Line as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind Borrower as provided in this Agreement and those instruments. Lender’s consent to this Agreement does not waive the right to strictly enforce Lender’s rights under this Agreement or the instruments evidencing the Credit Line. Lenders consent to this Agreement does not mean that Lender must enter into another agreement like this one in the future. Lender and Borrower intend that this Agreement does not replace the Credit Line but restates it as modified.
3.	Others Responsible for the Debt. Lender and Borrower intend that anyone else who is liable for the Credit Line, including, without limitation, cosigners, guarantors, and coborrowers, are not relieved of any obligation except as expressly relieved in this Agreement or other writing Borrower agrees that the liability of each person who signed the instruments evidencing the Credit Line, whether primary or secondary, continues in full force and effect, even if that person does not sign this Agreement. This promise applies not only to this Agreement but also to any extension, modification, or other agreement Borrower makes with Lender that represents a debt which includes cosigners, guarantors, coborrowers, and others having similar liability. Borrower understands that this Agreement is contingent on the continued liability of each person who signed the documents evidencing the Credit Line, whether or not that person signs this Agreement.
4.	Pronouns and Gender. In this Agreement, whenever the circumstances or the context so requires, the singular shall be construed as the plural., the masculine shall be construed as the feminine and/or the neuter and vice versa.
5.	Miscellaneous Terms. Borrower agrees that if Lender delays or forgoes enforcing Lender’s rights under this Agreement in any particular instance, Lender retains the right to strictly enforce the same provision in any other instance, or later in the same instance. Every person signing this Agreement waives, to the extent allowed by law, presentment, demand, protest, and notice of dishonor. Every person signing this Agreement agrees that Lender may renew, extend, supplement, or otherwise modify the debt represented by this Agreement and the documents evidencing the Credit Line without the permission of any other person who is liable, and such modification will not release or reduce the liability of any party, even if that party does not sign this Agreement.
ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Change In Terms Agreement, each Borrower acknowledges reading, understanding, and agreeing to all its provisions, and receiving a copy.
HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank

/s/ Alfred J. Couch By: Alfred J. Couch Its: President/CEO	9/18/07 Date	/s/ John W. Bailey By: John W. Bailey Its: Organizer	9/18/07 Date
/s/ Larry S. Bullock By: Larry S. Bullock Its: Organizer	9/21/07 Date	/s/ Randall L. Crow By: Randall L. Crow Its: Organizer	9/18/07 Date
/s/ William G. Ruppenthal By: William G. Ruppenthal Its: Organizer	9/18/07 Date	/s/ Ricky Dale Davis By: Ricky Dale Davis Its: Organizer	9/20/07 Date
/s/ Gary James Wytiaz By: Gary James Wytiaz Its: Organizer	9/21/07 Date	/s/ Phillip J. Markert By: Phillip J. Markert Its: Organizer	9/20/07 Date
/s/ Lawrence R. Dunn By: Lawrence R. Dunn Its: Organizer	9/27/07 Date	/s/ John King Bailey By: John King Bailey Its: Organizer	9/27/07 Date
/s/ William Richard Clarke By: William Richard Clarke Its: Organizer	10/3/07 Date	/s/ William Gary Bagwell By: William Gary Bagwell Its: Organizer	9/21/07 Date
/s/ Daniel Olejnik By: Daniel Olejnik Its: Organizer	9/27/07 Date	/s/ Trent Peter Gaites By: Trent Peter Gaites Its: Organizer	9/19/07 Date
/s/ John Alan Drillot By: John Alan Drillot Its: Organizer	10/4/07 Date	/s/ Nancy Parker Pegg By: Nancy Parker Pegg Its: Organizer	9/28/07 Date
By signing this Change in Terms Agreement, Lender acknowledges, reading, understanding, and agreeing to all its provisions.
Nexity Bank

/s/ Jack Gardner By: Jack Gardner Its: SVP	Date
/s/ Alfred C. Couch Notary Public My Commission Expires: 11/20/07 [NOTARY SEAL]